UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8430 Spires Way Frederick, Maryland	21701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 525-1698

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	TOMZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Shareholders of TOMI Environmental Solutions, Inc. (the “Company”) held on September 12, 2023 (the “Annual Meeting”), the shareholders of the Company approved five proposals, a description of which may be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2023.  Of the 19,823,955 shares of voting stock outstanding and entitled to vote as of the record date, 11,156,823 shares were represented at the Annual Meeting, which constituted a quorum. The final voting results of the give proposals are set forth below.

1. Election of Class III Director. The Company’s shareholders elected Dr. Halden S. Shane to serve on the Board of Directors (the “Board”) for a three-year term that will expire at the Company’s 2026 annual meeting of shareholders or at such time as his successor has been duly elected and qualified or his earlier resignation or removal. The results of the voting were as follows:

	For	Withhold

Halden S. Shane	11,015,305	141,518

2. Ratification of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Rosenberg Rich Baker Berman & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the voting were as follows:

For	Against	Abstain

11,111,667	44,373	783

3. Authorization of the Board to amend the Company’s Articles of Incorporation to effect a reverse stock split. The Company’s shareholders approved a proposal to authorize the Board, in its discretion, to amend the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-3, if the Board determines it is necessary to regain compliance with the $1.00 minimum bid price continued listing requirement of The Nasdaq Capital Market. The results of the voting were as follows:

For	Against	Abstain

9,578,549	1,350,424	227,850

The Company’s primary objective for requesting the authority to effect a reverse stock split was to regain compliance with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market (the “Bid Price Rule”).  On August 28, 2023, the Company received a letter from Nasdaq indicating that the Company has regained compliance with the Bid Price Rule based on the closing bid price of the Company’s common stock having been at $1.00 per share or greater for 10 consecutive business days and that the matter is now closed.  Accordingly, the Company does not intend to effect any reverse stock split in the foreseeable future.

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4. Approval, on an advisory basis, of compensation of the Company’s named executive officers. The Company’s shareholders provided, on an advisory basis, approval of the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain

10,570,553	431,088	155,182

5. Recommendation, on an advisory basis, regarding the frequency of future advisory votes on named executive officer compensation. The Company’s shareholders provided, on an advisory basis, a recommendation regarding the frequency of future advisory votes on named executive officer compensation. The results of the voting were as follows:

Three Years	Two Years	One Year	Abstain

8,728,890	82,607	2,265,672	79,654

In light of the foregoing advisory voting results and other factors, the Company’s Board determined that the Company will hold an advisory vote for its named executive officer compensation once every three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Dated: September 14, 2023	By:	/s/ Halden S. Shane
Name: Halden S. Shane
Title: Chief Executive Officer

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